UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

California Pizza Kitchen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31149	95-4040623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6053 West Century Boulevard, 11th Floor Los Angeles, California	90045-6438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 342-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2005, the compensation committee of the Board of Directors of California Pizza Kitchen, Inc. (the “Company”) unanimously approved The California Pizza Kitchen Executive Bonus Plan (the “Bonus Plan”), subject to stockholder approval. The Bonus Plan was approved by the Company’s stockholders at the Company’s annual meeting on May 26, 2005.

Awards under the Bonus Plan may be granted by the compensation committee to employees holding Vice President or more senior executive-level positions. The Bonus Plan will be administered by the compensation committee of the Board of Directors, consisting of no fewer than two members of the Board of Directors who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under the Bonus Plan, eligible employees will be eligible to receive awards based upon the attainment and certification of certain performance criteria established by the compensation committee. The performance criteria the compensation committee may choose from may include one or more of the following (a “Qualifying Performance Criteria”): cash flow; earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and pre-opening costs; return on equity; total stockholder return; share price performance; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment shares; sales; unit openings; and customer satisfaction.

The performance criteria may differ for each eligible employee and may apply to the Company as a whole, to one of the Company’s business units, or to a subsidiary. The compensation committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. Awards shall be determined by applying the bonus formula to the target award amount of each eligible employee. The compensation committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the Bonus Plan.

For the 2005 fiscal year, the compensation committee approved target awards and bonus criteria for each executive officer based upon the Company achieving a targeted level of earnings before interest, taxes, depreciation, amortization and pre-opening costs. These 2005 fiscal year bonuses are intended to qualify as deductible “performance-based” compensation under Code Section 162(m). The 2005 performance bonus criteria were approved subject to stockholder approval of the Bonus Plan, which was obtained at the Company’s annual meeting of stockholders on May 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 20, 2005	California Pizza Kitchen, Inc. a Delaware corporation

	By:	/s/ Larry S. Flax
Larry S. Flax
Co-Chief Executive Officer,
Co-President and Co-Chairman of the Board

	By:	/s/ Richard L. Rosenfield
Richard L. Rosenfield
Co-Chief Executive Officer,
Co-President and Co-Chairman of the Board